UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2017

ZOOMPASS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Atlantic Ave. , Suite 201 Toronto, Ontario M6K1Y2
(Address of Principal Executive Offices) (Zip Code)

(416) 452-5254
 (Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On December 4, 2017, the Company issued a secured promissory note in exchange for C$588,600 to an arm's length third party.  The note is payable no later than ninety days from the date of issuance and bears interest at 1.75% per 30-day period.  The note is secured by a specific customer's receivable and inventory.

Item 3.02 Unregistered Sale of Equity Seurities

On November 22, 2017, the Company entered into a subscription agreement for the sale of 1,400,000 non-registered shares in the Company's common stock for gross proceeds of US$490,000.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian Morales notified the Company of his intention to resign as Chief Financial Officer, effective December 31, 2017.  Rob Lee, Chief Executive Officer of the Company will assume interim Chief Financial Officer duties until a replacement has been appointed by the Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOMPASS HOLDINGS, INC.

January 2, 2018	By: /s/ Rob Lee
Rob Lee Chief Executive Officer